Exhibit 99.1

500 Expressway Drive South, Brentwood, NY 11717

Phone: 631.231.4600

www.medical-action.com

CONTACT:	Charles L. Kelly – Chief Financial Officer
MEDICAL ACTION INDUSTRIES INC.
(631) 231-4600

FOR IMMEDIATE RELEASE

MEDICAL ACTION INDUSTRIES REPORTS

SECOND QUARTER FISCAL 2011 RESULTS

Company Focused on AVID Integration,

Including Expansion into Custom Procedure Tray Sales and

Enhancement of Sales Force

BRENTWOOD, NY, November 3, 2010 – Medical Action Industries Inc. (NASDAQ/MDCI), a supplier of medical and surgical disposable products, today reported results for the fiscal 2011 second quarter ended September 30, 2010.

Net sales for the fiscal 2011 second quarter were a record $85,948,000, an increase of $10,888,000, or 14.5%, above the $75,060,000 in net sales reported for the comparable three months of fiscal 2010. Net sales for the most recent quarter included $14,138,000 in custom procedure tray sales generated by AVID Medical, Inc. subsequent to its acquisition by Medical Action on August 27, 2010. Excluding the impact of the AVID transaction, Medical Action’s net sales for the three months ended September 30, 2010 were $71,810,000, representing a decline of $3,250,000, or 4.3%, from the comparable prior year period, but were also $5,014,000, or 7.5%, higher than net sales reported for the previous quarter ended June 30, 2010.

Net income for the fiscal 2011 second quarter was $469,000 or $.03 per basic and diluted share, versus $3,987,000 or $.25 per basic and diluted share reported for the comparable three months of fiscal 2010.

Net sales for the six months ended September 30, 2010 were $152,744,000, an increase of $6,997,000, or 4.8%, from the $145,747,000 in net sales reported for the comparable six months ended September 30, 2009. Net income for the six months ended September 30, 2010 was $965,000, or $0.06 per basic and diluted share, compared to the $7,637,000, or $0.48 per basic and diluted share, reported for the comparable six months of fiscal 2010.

“With the successful acquisition of AVID, our management team is now fully focused on executing our integration strategy,” said Chief Executive Officer and President Paul D. Meringolo. “With this transaction, we are addressing two important goals: expanding our product lines and significantly enhancing our sales capabilities, which should enable us to increase sales, grow margins and enhance cash flow. The addition of AVID’s custom procedure trays broadens our range of product offerings and establishes a greater clinical presence in both acute care facilities and surgery centers throughout the country. This expansion strengthens our position and relevancy within our markets and is another step forward in positioning Medical Action for future growth in our clinical and patient care product portfolios.”

“Although market conditions and customer ordering patterns remain unsettled – dynamics we expect will continue over the next several quarters – we remain optimistic that our ongoing efforts to revitalize the Company’s sales force should provide positive results in the near term,” Meringolo said. “We continue to manage the inflationary trends affecting raw material costs, principally from China-sourced products, and volatility in resin costs that have pressured our gross margins.” He noted that, among other highlights of the quarter, Medical Action announced on October 13, 2010 that it had been awarded a three-year contract with the Premier Healthcare Alliance, one of America’s leading health care supply contracting companies, for its IV Site Management products. This followed a June 2010 announcement that the Company had renewed a three-year, sole source national contract with Novation LLC, another of America’s leading healthcare supply contracting companies, to provide patient bedside plastics and stainless steel products to the members of VHA Inc., the University HealthSystem Consortium (UHC) and Provista, LLC.

Medical Action invites its shareholders and other interested parties to attend its conference call at 10:00 a.m. (ET) on November 3, 2010. You may participate in the conference call by calling (888) 334-3932 (domestic) or (973) 935-8511 (international); conference ID #17657341. The conference call will be simultaneously web cast on our website: www.medical-action.com. The complete call and discussion will be available for replay on our website beginning at 1:00 p.m. (ET) on November 3, 2010.

Medical Action is a diversified manufacturer and distributor of disposable medical devices and a leader in many of the markets where it competes. Its products are marketed primarily to acute care facilities in domestic and certain international markets. The Company has expanded its target market to include physician, dental and veterinary offices, out-patient surgery centers, long-term care facilities and laboratories. Medical Action’s products are marketed nationally by its direct sales personnel and extensive network of healthcare distributors. The Company has preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. Medical Action’s common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell 2000 Index.

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This news release contains forward-looking statements that involve risks and uncertainties regarding Medical Action’s operations and future results. Please see the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Form 10-K and Form 10-Qs, which identify specific factors that would cause actual results or events to differ materially from those described in the forward-looking statements.

MEDICAL ACTION INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Net sales	$85,948	$75,060	$152,744	$145,747
Cost of sales	71,102	57,831	125,360	111,596

Gross profit	14,846	17,229	27,384	34,151

Selling, general and administrative expenses	13,597	10,243	23,748	20,632

Operating income	1,249	6,986	3,636	13,519

Interest expense	501	364	627	834
Interest income	(1)	(1)	(1)	(1)

Income before income taxes and extraordinary items	749	6,623	3,010	12,686
Income tax expense	280	2,636	1,149	5,049

Income before extraordinary items	469	3,987	1,861	7,637
Extraordinary loss (net of tax benefit of $559)	—	—	(896)	—

Net income	$469	$3,987	$965	$7,637

Per share basis:
Basic
Income before extraordinary items	$0.03	$0.25	$0.11	$0.48
Extraordinary loss	$—	$—	$(0.05)	$—

Net income	$0.03	$0.25	$0.06	$0.48

Diluted
Income before extraordinary items	$0.03	$0.25	$0.11	$0.48
Extraordinary loss	$—	$—	$(0.05)	$—

Net income	$0.03	$0.25	$0.06	$0.48

MEDICAL ACTION INDUSTRIES INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	September 30, 2010	March 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,397	$5,641
Accounts receivable, less allowance for doubtful accounts of $798 at September 30, 2010 and $659 at March 31, 2010	29,624	18,294
Inventories, net	54,920	34,860
Prepaid expenses	2,865	1,109
Deferred income taxes	3,258	2,363
Prepaid income taxes	—	785
Other current assets	1,379	396

Total current assets	94,443	63,448

Property, plant and equipment, net	54,956	39,816
Goodwill, net	110,733	80,699
Other intangible assets, net	43,212	14,457
Other assets, net	3,283	2,376

Total assets	$306,627	$200,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,416	$11,691
Accrued expenses	19,816	12,216
Income taxes payable	103	—
Current portion of capital lease obligation	73	—
Current portion of long-term debt	16,360	15,501

Total current liabilities	51,768	39,408
Deferred income taxes	27,624	15,932
Capital lease obligation, less current portion	13,838	—
Long-term debt, less current portion	69,237	2,734

Total liabilities	162,467	58,074

Commitments and Contingencies
Stockholders’ Equity
Common stock 40,000,000 shares authorized, $.001 par value; issued and outstanding 16,347,003 shares at September 30, 2010 and 16,344,411 shares at March 31, 2010	16	16
Additional paid-in capital	33,058	32,585
Accumulated other comprehensive loss	(374)	(374)
Retained earnings	111,460	110,495

Total stockholders’ equity	144,160	142,722

Total liabilities and stockholders’ equity	$306,627	$200,796